UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)      December 10, 1997
                                                -------------------------------


Commission File Number:    000-17962


                         Applebee's International, Inc.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                   43-1461763
-------------------------------           ------------------------------------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)


          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
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              (Address of principal executive offices and zip code)

                                 (913) 967-4000
               --------------------------------------------------
              (Registrant's telephone number, including area code)



                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.           Other Events

     1.           Declaration of Dividend on Common Stock

          Applebee's International, Inc. (the "Company") issued a press release announcing the declaration of the Company's annual dividend on its common stock of eight cents per common share. The record and payment date are set forth in the press release attached as Exhibit A hereto and incorporated herein by reference.

Item 7.           Exhibits

    (c)           Exhibits

    Exhibit                         Description

       A                            Press release of the Company dated
                                    December 10, 1997

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             APPLEBEE'S INTERNATIONAL, INC.
                                             (Registrant)


Date:    December 11, 1997                   By:   /s/  George D. Shadid
         ------------------------------            ---------------------
                                                   George D. Shadid
                                                   Executive Vice President and
                                                   Chief Financial Officer

                 [Letterhead of Applebee's International, Inc.]


Contact:   Bill Lackey                                     FOR IMMEDIATE RELEASE
           Director of Investor Relations                      December 10, 1997
           (913) 967-8196



                  APPLEBEE'S DECLARES INCREASED ANNUAL DIVIDEND


OVERLAND PARK, KAN., December 10--Applebee's International, Inc., (NASDAQ:APPB) today declared an annual dividend of 8 cents per share. The dividend is payable January 26, 1998 to shareholders of record as of December 22, 1997. This is the company's eighth consecutive dividend and represents an increase of 14 percent over last year's dividend of 7 cents.

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates casual dining restaurants under the trademarks of Applebee's Neighborhood Grill and Bar and Rio Bravo Cantina.